Exhibit 32.1


                            CERTIFICATION PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Titanium Metals Corporation (the "Company") on Form 10-Q for the period ending June 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Annual Report"), we, Steven L. Watson, Vice Chairman of the Board and Chief Executive Officer of the Company, and Bobby D. O'Brien, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

     1. the Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2.   the information  contained in the Quarterly Report fairly presents, in
          all  material  respects,   the  financial   condition  and  result  of
          operations of the Company.




August 4, 2006



/s/ Steven L. Watson
------------------------------------------------------
Steven L. Watson
Vice Chairman of the Board and Chief Executive Officer




/s/ Bobby D. O'Brien
------------------------------------------------------
Bobby D. O'Brien
Executive Vice President and Chief Financial Officer




Note: The certification the registrant furnishes in this exhibit is not deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Registration Statements or other documents filed with the Securities and Exchange Commission shall not incorporate this exhibit by reference, except as otherwise expressly stated in such filing.